                                                                 Exhibit 10.12.3

                        AMENDMENT TO SERVICE AGREEMENT
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          AMENDMENT TO AGREEMENT, made as of March 16, 1998, by and among Mid Ocean Reinsurance Company Ltd., a Bermuda corporation (the "Company"), Mid Ocean Limited (the "Parent"), and Exel Merger Company Ltd. ("Newco") (collectively, the "Entities") and Robert J. Newhouse, Jr. (the "Executive").

          WHEREAS, on August 19, 1996, the Company and the Parent, and the Executive entered into an amended and restated service agreement (the "Agreement");

          WHEREAS, the Parent, EXEL Limited, and Newco have entered into an Agreement and Plan of Amalgamation, dated as of March 16, 1998; and

          WHEREAS, the Entities wish to have the Executive continue his employment through October 31, 1998 and to perform services as a consultant to the Company commencing November 1, 1998, and the Executive wishes to continue such employment and then perform services as a consultant to the Company.

          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the Entities and the Executive hereby agree to amend the Agreement as follows:

          1.   Section 1 of the Agreement is hereby amended by detecting the
Section in its entirety, and adding the following in lieu thereof:

     The term of service as an employee under this Agreement shall commence on August 19, 1996 (the "DATE OF THE AGREEMENT") and shall continue until October 31, 1998; provided, that Executive
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     will cease being Chairman of the Board and a member of the Executive Committee of the Company upon the consummation of the amalgamations contemplated by the Agreement and Plan of Amalgamation, by and among the Parent, EXEL Limited and Exel Merger Company Ltd., dated as of March 16, 1998 (such consummation date, the "EFFECTIVE DATE"). Commencing upon the later of (i) the Effective Date or (ii) November 1, 1998 (such later date, the "COMMENCEMENT DATE"), the Executive shall cease his status as an employee and shall serve the Company as Consultant for Strategic Projects including Mergers and Acquisitions until the second anniversary of the Commencement Date. Executive shall also be elected to the Board of Directors of Exel Merger Company Ltd. upon the Effective Date.

          2. Notwithstanding any other provision of the Agreement, in full satisfaction of Section 8 of the Agreement for Executive's termination of employment, Executive and the Company agree that the Company shall provide Executive (i) as a severance payment, with a cash amount equal to (a) US$1,400,000, payable in 24 equal monthly installments beginning on the Commencement Date and (b) if Executive is terminated prior to the Commencement Date under the circumstances described in Section 8(d)(iii) of the Agreement, a pro rata annual bonus to the extent provided under Section 8(d)(iii)(C) of the Agreement, and (ii) Executive's severance benefits under Sections 8(d)(iii)(E) and (F), to the extent not paid as a severance payment, will continue for such 24-month period pursuant to the terms of such paragraphs (provided, that the 12 round-trip first-class non-business trips per year by
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Executive or members of his family (described in Section 7(b)(ii) of the Agreement) shall be reduced to 4 round-trip first-class non-business trips and shall be limited to Executive or his wife; the 4 round-trip first-class non-business trips per year by Executive or his wife (as described in Section 7(b)(ii) of the Agreement) shall be reduced to 2 round-trip first-class non-business trips; and Executive shall not receive the benefits under Section 7(b)(iii) of the Agreement beyond the US$10,000 reimbursement for 1998). In the event of Executive's death, any remaining installments under (i) above shall be paid to his spouse (or other designated beneficiaries).

          3. Section 2(a) of the Agreement is hereby amended by adding the following sentence to the end thereof:

     Prior to the Commencement Date, Executive will continue his employment as described in Section 1 and shall assist in integration issues. Beginning on the Commencement Date, Executive hereby agrees to provide such consulting services to the Company, Exel Merger Company Ltd. and their affiliates as the Chief Executive Officer of Exel Merger Company Ltd. or his designee shall reasonably request. Such consulting services shall be performed at a mutually agreeable location,

          4. Sections 2(b), (c), and (d), 4, 6 and 7(b) of the Agreement shall have no further effect as of the Commencement Date, except to the extent any benefits under such Sections are provided as severance benefits under this amendment to the Agreement.

          5.   Section 3 of the Agreement is hereby amended by deleting the
Section in its entirety and adding the following:

     Beginning on the Commencement Date, during his consultancy hereunder, the Executive shall be paid a Base Fee by the Company at an annual rate of US$250,000, payable in accordance with the Company's regular pay practices.

          6. Section 8 of the Agreement is hereby amended to read in its entirety follows:

          (a)  TERMINATION DUE TO DEATH.  In the event the Executive dies during
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     the term of his service under this Agreement, the Executive's spouse, if she survives him, shall be entitled to receive the Executive's Base Fee as provided in Section 3, above, at the rate in effect immediately prior to termination, through the end of the month in which the Executive dies.
     Upon Executive's death, whether it occurs during or after his service under this Agreement, provided only that his spouse survives him, she will receive payments of $187,500 per year for three years in equal monthly installments. In the event the Executive's spouse dies during the period of such payments, such payments shall thereafter be made to the beneficiary designated by the Executive or, in the absence of such designation, to the estate or other legal representative of the Executive. In the event that the Executive's spouse does not survive him, the estate or other legal representative of the Executive shall be entitled to receive the Base Fee as provided in Section 3, above, at the rate in effect at the time of his death, through the end of the month in which the Executive dies.

          (b)  TERMINATION DUE TO DISABILITY.  In the event the Executive's
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     service with the Company or Parent is terminated due to his disability, as determined pursuant to the definition under the Company's or Parent's long-term disability plan, the Executive shall be entitled to the Base Fee as provided in Section 3, above, through the end of the month in which the Executive's service terminates due to disability.

          (C)  TERMINATION FOR CAUSE; VOLUNTARY TERMINATION.
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               (i) The service of the Executive under this Agreement may be terminated by the Parent or the Com-pany for Cause or may be voluntarily terminated by the Executive. For this purpose, "CAUSE" shall mean:

                    (A) conviction of the Executive of a felony involving moral turpitude, or

                    (B) the Executive, in carrying out his duties for the Company or Parent under this Agreement has been guilty of (I) gross neglect or (II) gross misconduct; provided, however, that
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               any act, or failure to act, by the Executive shall not constitute Cause for purposes of this Section 8(c)(i)(B) if such act, or failure to act, was committed, or omitted, by the Executive in good faith and in a manner he reasonably believed to be in the best interests of the Company or Parent.

              (ii) In the event of a termination for Cause by the Company or Parent or a voluntary termination by the Executive under Section 8(c)(i), above, the Executive shall be entitled only to the Base Fee as provided in Section 3, above, at the rate in effect at the time of his termination of service for Cause or his voluntary termination, through the date on which termination for Cause or the voluntary termination occurs.

          (d)  TERMINATION WITHOUT CAUSE.
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               (i) Anything in this Agreement to the contrary notwithstanding, the Executive's service may be terminated without Cause as provided in this Section 8(d). A termination due to disability, as described in
          Section 8(b), above, or a termination for Cause, as described in
          Section 8(c), above, shall not be deemed a termination without Cause under this Section 8(d).

               (ii) In the event the Executive's service is terminated without Cause, Executive shall be entitled to the Base Fee as provided in
          Section 3, above, at the rate in effect in accordance with Section 3, above, immediately prior to such termination, payable in equal monthly installments until the end of the scheduled term.

          7. Paragraph 10(b) of the Agreement is hereby amended to add the following sentence to the end thereof:

     During the term of the Executive's consultancy, and for a period of 12 months following termination of his consultancy, the Executive or any entity con-trolled by the Executive shall not call on, solicit or take away as a client or customer any person, firm, association, partnership, corporation, or other entity that is or was a client or customer of the Company, Parent or Exel Merger Company Ltd. or any of their affiliates, including actively sought prospective clients or customers, during the term of the Agreement.

          8. Section 20 of the Agreement is hereby amended by adding the following at the end:

     If to Exel Merger Company Ltd.:

          Exel Merger Company Ltd.

          Cumberland House
          One Victoria Street
          Hamilton HM 11 Bermuda
          Attn:  General Counsel

          9. This amendment to the Agreement shall take effect as of the Effective Date, and shall in no event take effect in the event of the termination and abandonment of the Amalgamation Agreement. In the event that the Effective Date has not occurred on or prior to March 31, 1999, and the immediately preceding sentence is not applicable, the parties will enter into good faith negotiations with respect to the modification of this amendment to the Agreement, to the extent requested by any of the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this amendment to the Agreement as of the year and day first above written.

                                        Mid-Ocean Reinsurance Company Ltd.


                                        By:  _____________________________


                                        Mid-Ocean Limited


                                        By:  _____________________________

                                        Exel Merger Company Ltd.



                                        By:  _____________________________


                                        __________________________________
                                        Robert J. Newhouse, Jr.